Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xeris Pharmaceuticals, Inc.:

We consent to the use of our report dated March 21, 2018, except as to Note 15, as to which the date is June 11, 2018, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois

June 20, 2018